Exhibit 99.5

FOR USE BY BENEFICIAL OWNERS OF EXISTING COINTEL NOTES

INSTRUCTION LETTER

Relating to the Offers by

Telefónica de Argentina S.A.

to Exchange

U.S. dollar-denominated 8.85% Notes due 2011 and Cash

FOR

Existing 8.85% Series A Notes due 2004 or Existing 10 3/8% Series B Notes due 2004

of

Compañía Internacional de Telecomunicaciones S.A. (“Cointel”)

AND

Argentine peso-denominated Conversion Notes due 2011

FOR

Existing 10 3/8% Series B Notes due 2004 of Cointel

AND

Solicitations of Proxies to Vote in favor of Amendments to the

Terms of the Existing Cointel Notes

The “Expiration Date” for the exchange offers is 11:59 p.m., New York City time, on July 15, 2003, unless extended. The “Proxy Delivery Deadline” is at 5:00 p.m., New York City time, on June 30, 2003, unless extended. Tenders of existing 8.85% Series A Notes due 2004 of Cointel (the “Existing Cointel Series A Notes”) and existing 10 3/8% Series B Notes due 2004 of Cointel (the “Existing Cointel Series B Notes” and, together with the Existing Cointel Series A Notes, the “Existing Cointel Notes”) may be withdrawn prior to the later of (i) the initial Proxy Delivery Deadline or (ii) 11:59 p.m. on the business day next succeeding the date that the Company publicly announces that the Comisión Nacional de Valores of Argentina has approved the public offering of the New Notes. If a holder tenders Existing Cointel Notes prior to the Proxy Delivery Deadline, such tendering holder will have delivered its proxy to vote in favor of the Proposed Cointel Resolutions in respect of the relevant Existing Cointel Series A Notes or Existing Cointel Series B Notes (together, the “Proposed Cointel Resolutions”). A holder’s proxy to vote in favor of such Proposed Cointel Resolution may be withdrawn only by validly withdrawing its tender of Existing Cointel Notes prior to the initial Proxy Delivery Deadline. After the initial Proxy Delivery Deadline, a proxy may not be withdrawn even if the Company were to provide withdrawal rights to holders of the Existing Cointel Notes after that date.

To Our Clients:

Enclosed for your consideration is a prospectus and proxy solicitation (including the documents incorporated by reference therein) dated June 17, 2003 (the “Prospectus and Proxy Solicitation”) and a related Letter of Transmittal (as amended or supplemented through the Expiration Date, the “Offering Documents”) of Telefonica de Argentina S.A. (the “Company”) relating to the Company’s (a) offers (the “Exchange Offers”) to exchange, (i) for holders tendering before the Proxy Delivery Deadline:

•	for each U.S.$1,000 principal amount of Cointel’s Existing 8.85% Series A Notes due 2004 (Cusips:20445LAA2; 20445EAA8; and 20445FAA5; ISIN: US20445FAA57) (the “Existing Cointel Series A Notes”), U.S.$850 principal amount of the Company’s new 8.85% Notes due 2011 (the “New 2011 Notes”), plus U.S. $150 in cash (U.S.$75 of which constitutes a Proxy Payment);

•	for each Ps.1,000 principal amount of Cointel’s Existing 10?% Series B Notes due 2004 (Cusip: 20445EAB6; and 20445FAB3; ISIN: US20445FAB31) (the “Existing Cointel Series B Notes”, together with the Cointel Series A Notes, the “Existing Cointel Notes”), either

•	the U.S. dollar equivalent of Ps.850 principal amount of New 2011 Notes, calculated using the forward exchange rate (the “Forward Exchange Rate”) described in the Prospectus and Proxy Solicitation under “The Exchange Offers and Proxy Solicitations—Forward Exchange Rate”, plus Ps.150 in cash (Ps.75 of which constitutes a Proxy Payment); or

•	Ps.850 principal amount of the Company’s new Conversion Notes due 2011 (the “New Conversion Notes”, together with the New 2011 Notes, the “New Notes”), plus Ps.150 in cash (Ps.75 of which constitutes a Proxy Payment);

and (ii) for holders tendering after the Proxy Delivery Deadline:

•	for each U.S.$1,000 principal amount of Existing Cointel Series A Notes, U.S.$925 principal amount of New 2011 Notes, plus U.S. $75 in cash;

•	for each Ps.1,000 principal amount of Existing Cointel Series B Notes, either

•	the U.S. dollar equivalent of Ps.925 principal amount of New 2011 Notes, calculated using the Forward Exchange Rate, plus Ps.75 in cash; or

•	Ps.925 principal amount of the New Conversion Notes, plus Ps.75 in cash;

and (b) solicitations of proxies (the “Proxy Solicitations”) from the holders of the Existing Cointel Notes to vote in favor of the relevant Proposed Cointel Resolutions of the relevant series of Existing Cointel Notes that would authorize amendments to the indenture governing the Existing Cointel Notes to delete substantially all of the covenants and events of default, as well as certain reporting requirements. In addition, the amendments would also increase the principal amount of the relevant series of Existing Cointel Notes that is required to accelerate such Existing Cointel Notes from 25% to 51% and eliminate the ability of the trustee to accelerate such Existing Cointel Notes absent instructions from the relevant majority of Existing Cointel Notes, in each case on the terms and subject to the conditions set forth in the Offering Documents. All capitalized terms used herein but not defined herein shall have the same meanings ascribed to them in the Letter of Transmittal.

In order to vote in favor of the relevant Proposed Cointel Resolution and receive the Proxy Payment, the Exchange Agent must receive a proxy to vote in favor of such Proposed Cointel Resolution by no later than the Proxy Delivery Deadline for the relevant series of Existing Cointel Notes, which shall be 5:00 p.m. (New York City time) on June 30, 2003, unless extended. Accordingly, in order to vote in favor of the Proposed Cointel Resolutions we must receive your instructions to tender your Existing Cointel Notes well in advance of the relevant Proxy Delivery Deadline.

The Offering Documents are being forwarded to you as the beneficial owner of Existing Cointel Notes carried by us for your account or benefit, but not registered in your name. A tender of any Existing Cointel Notes and delivery of the related proxies with respect to any Existing Cointel Notes may only be made by us as the registered holder pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender, and deliver proxies with respect to, all or any of the Existing Cointel Notes held by us for your account. We urge you to read carefully the Offering Documents before instructing us to tender your Existing Cointel Notes and to provide the related proxies with respect to such Existing Cointel Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Existing Cointel Notes and provide the related proxies on your behalf in accordance with the provisions of the Exchange Offers. The Exchange Offers will expire on the Expiration Date. If you wish to receive the Proxy Payment for delivering your Proxy before the Proxy Delivery Deadline, we must receive your instruction well in advance of the Proxy Delivery Deadline in order to allow us sufficient time to tender the Existing Cointel Notes on your behalf prior to the Proxy Delivery Deadline.

Your attention is directed to the following:

1.  The Company is offering to exchange New Notes for Existing Cointel Notes and cash as set forth out above, with a cash payment (the “Proxy Payment”) for tenders of Existing Cointel Notes for which a proxy has been delivered prior to the Proxy Delivery Deadline. The Proxy Payment is equal to U.S.$75 per U.S.$1,000 principal amount of Existing Cointel Series A Notes and Ps.75 per Ps.1,000 principal amount of Existing Cointel Series B Notes.

2.  You do not have to tender all of your Existing Cointel Notes to participate in the Exchange Offers.

3.  If you tender Existing Cointel Series B Notes, you may elect to receive either New 2011 Notes or New Conversion Notes or a combination of both.

4.  If you tender Existing Cointel Series B Notes, you will receive your proxy payment in pesos to a bank account in Argentina and you must instruct us as to what account we should direct this payment or if we should credit your current account with the payment.

5.  If you elect to receive New Conversion Notes for your Existing Cointel Series B Notes, you must instruct us as to whether you have elected to receive interest payments due on the Conversion Notes on or prior to August 1, 2004 in U.S. Dollars instead of Argentine pesos. See Item II of the Instructions to Tender for more information.

6.  New 2011 Notes will be issued in multiples of US$1,000 and integral multiples thereof. Any fractional principal amount of New 2011 Notes will be paid cash. New Conversion Notes will be issued in multiples of Ps.1 and integral multiples thereof.

7.  The New Notes will be issued under an indenture to be entered into between the Company, The Bank of New York, as trustee and co-registrar principal paying agent, and Banco Río de la Plata S.A., as registrar and Argentine paying agent. A complete description of the New Notes is set forth in the Prospectus and Proxy Solicitation under the caption “Description of the New Notes”.

8.  The Exchange Offers are for all of the Existing Cointel Notes.

9.  The New Notes will pay interest as follows:

New Notes	February 1 and August 1 of each year, commencing February 1, 2004.

You will also receive any accrued and unpaid interest on your Existing Cointel Notes up to, but not including, the settlement date of the relevant Exchange Offer. Interest on the New Notes issued in the Exchange Offers will accrue from the settlement date of the relevant Exchange Offer.

10.  Each holder that tenders Existing Cointel Notes prior to the Proxy Delivery Deadline for the relevant series of Existing Cointel Notes will have (a) delivered its proxy to vote in favor of the relevant Proposed Cointel Resolution and (b) appointed the Exchange Agent or representatives of the Exchange Agent to appear on its behalf as proxy with authority at the Series A or Series B Noteholders’ Meeting, as the case may be, to vote for the relevant Proposed Cointel Resolution.

11.  You may not tender your Existing Cointel Notes prior to the Proxy Delivery Deadline for your series of Existing Cointel Notes without delivering a proxy to vote in favor of the relevant Proposed Cointel Resolutions.

12.  If you wish us to deliver proxies and tender your Existing Cointel Notes pursuant to the Exchange Offers so that you may receive the Proxy Payment you must instruct us well in advance of the relevant Proxy Delivery Deadline in order for us to tender your Existing Cointel Notes prior to such Proxy Delivery Deadline.

13.  The Company’s obligation to pay for tendered Existing Cointel Notes and to make cash payments is subject to certain conditions set forth in the Prospectus and Proxy Solicitation under the captions “The Exchange Offers—Minimum Tenders of Existing Cointel Notes” and “The Exchange Offers—General Conditions to the Exchange Offers.”

14.  Any transfer taxes incident to the transfer of Existing Cointel Notes from the tendering holder to the Company will be paid by the Company, except as provided in the Prospectus and Proxy Solicitation.

15.  You should refer to the section titled “Taxation” in the Prospectus and Proxy Solicitation for a description of the U.S. federal income tax consequences of the Exchange Offers.

16. You should read the Letter of Transmittal, pursuant to which we may on your behalf make the representations, warranties and agreements contained therein, including but not limited to the waivers and releases with respect to the Existing Notes.

If you wish to have us tender and/or deliver proxies with respect to any or all of your Existing Cointel Notes held by us for your account or benefit pursuant to the Exchange Offers, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Existing Cointel Notes held by us and registered in our name for your account or to deliver proxies.

INSTRUCTIONS TO TENDER

I.    AMOUNT TO BE TENDERED FOR EXCHANGE

A.  Tenders of Existing Cointel Notes

The undersigned hereby accepts the Exchange Offers described in the Prospectus and Proxy Solicitation and is tendering for exchange Existing Cointel Notes of the Company. This will instruct you to tender for exchange the following Existing Cointel Notes:

DESCRIPTION OF EXISTING COINTEL NOTES TENDERED

Series of Existing Cointel Notes Being Tendered	Account Number Where Your Existing Cointel Notes are Held With Us	Aggregate Principal Amount of Existing Cointel Notes

8.85% Cointel Series A Notes due 2004

10 3/8% Cointel Series B Notes due 2004

If a holder validly tenders prior to the Proxy Delivery Deadline, such holder will have delivered its proxy and appointed the Exchange Agent or its representatives to appear as proxy on its behalf at the relevant noteholders’ meeting to vote in favor of the relevant Proposed Cointel Resolution.

By signing and returning these Instructions to Tender, the undersigned hereby certifies that it is the beneficial owner of the face amount of Existing Cointel Notes set forth above and has full power and authority to vote such Existing Cointel Notes. The undersigned also acknowledges that the solicitation is subject to all the terms and conditions set forth in the Prospectus and Proxy Solicitation.

B.  Election of New 2011 Notes or New Conversion Notes for holders who tender Existing Cointel Series B Notes

If you have instructed us to tender Existing Cointel Series B Notes, please list below the amount of Existing Cointel Series B Notes that you are instructing us to tender for New 2011 Notes and the amount of Existing Cointel Series B Notes that you are instructing us to tender for New Conversion Notes. If you do not complete the table below, you will be deemed to have instructed us to receive New Conversion Notes for all Existing Cointel Series B Notes that you have instructed us to tender for exchange.

	Principal amount electing to receive New 2011 Notes	Principal amount electing to receive New Conversion Notes

10 3/8% Series B Notes due 2004

C.  Account information from beneficial holders of Existing Cointel Series B Notes for receipt of cash payments in Argentine pesos

If you have instructed us to tender Existing Cointel Series B Notes in the exchange offer you will receive your cash payment in Argentine pesos. We will credit your existing account with this cash payment. However, you may instruct us to send you this cash payment to a different account. In order to receive your cash payment to a different account you must provide us with the bank account information listed below in order for us to transfer such cash payment to you.

Name of Bank or Financial Institution Located In Argentina

Bank Routing Number or Equivalent

Account Number

Other Information, if any, Necessary to Complete Wire Transfer of Cash Payments to Bank Account Listed Above

II.    Interest Payment Election For Persons Electing to Receive New Conversion Notes

If you do not check the box below, you will have instructed us to elect to receive payments due on the New Conversion Notes on or prior to August 1, 2004 in Argentine pesos as described in the Prospectus and Proxy Solicitation.

If you check the box below, you will have instructed us to elect to receive payments due on the New Conversion Notes on or prior to August 1, 2004 in U.S. Dollars at the exchange rate in effect on the relevant payment date, provided that the Company is not legally prohibited from making payments in U.S. dollars on such dates. These U.S. Dollar payments will be made through the facilities of DTC and ultimately credited to your account. Please note that if you elect to receive your payments in U.S. Dollars you will be responsible for any applicable taxes and expenses related to the exchange of pesos into U.S. dollars to effectuate such payment. For more information about the New Conversion Notes and payments thereon, see “Description of New Notes—Payments and Paying Agents”.

☐	The undersigned has elected to initially receive payments due on the New Conversion Notes in U.S. Dollars upon the terms and conditions set forth in the New Indenture and as described under “Description of New Notes—Payments and Paying Agents”.

III.    APPOINTMENT OF PROXIES

The undersigned acknowledges that by delivering this completed and signed Instruction Letter to the holder of record of the undersigned’s Existing Cointel Notes, the undersigned will have (a) delivered its proxy to vote in favor of the Proposed Cointel Resolutions in respect of the relevant series of Existing Cointel Notes and (b) authorized the appointment of the Exchange Agent or representatives of the Exchange Agent as proxy of the undersigned to attend, act and vote in the name and on behalf of the undersigned with respect to the principal amount of the Existing Cointel Notes indicated herein at a meeting of holders of the relevant series of Existing Cointel Notes to be held at the locations and times described in the Prospectus and Proxy Solicitation, and at any adjournment or postponement thereof (each such meeting, as adjourned or postponed, a “Meeting”), with full power of substitution as if the undersigned were present at the relevant Meeting, to vote FOR the Proposed Cointel Resolutions in respect of the relevant series of Existing Cointel Notes.

IV.    CONFIRMATION OF RECEIPT OF PROSPECTUS AND PROXY SOLICITATION

By signing these Instructions to Tender, the undersigned certifies that the undersigned has been provided with a copy of the Prospectus and Proxy Solicitation and Letter of Transmittal.

V.    PROCESSING FEE

NAME AND ADDRESS OF BROKER, DEALER, COMMERCIAL BANK,

TRUST COMPANY OR ANY OTHER ELIGIBLE RECIPIENT WHICH

SOLICITED INSTRUCTIONS TO TENDER

If you are

•	a beneficial owner and

•	are tendering less than an aggregate of U.S.$100,000 of Existing Cointel Series A Notes and less than an aggregate of Ps.290,000 of Existing Cointel Series B Notes in the Exchange Offers,

then you may designate below the broker, dealer, commercial bank, trust company or any other eligible recipient which solicited your tender for exchange (such entity, the “Processor”) so that, in the event of a successful Exchange Offer for your series of Existing Cointel Notes, such entity may receive a processing fee (the “Processing Fee”) equal to 0.25% of the aggregate principal amount of the Existing Cointel Notes of such series tendered (up to a maximum of U.S.$250,000 (or its equivalent in pesos using the exchange rate quoted by the Central Bank of Argentina on the Expiration Date of the Exchange Offer for the Existing Cointel Series B Notes) per bank or financial institution and its affiliates) to be paid by the Company in the event your Existing Cointel Notes are accepted for exchange.

Name of Firm

(Please Print)

Name of Individual at Firm, if known

Address

(Include Zip Code)

VI.    ADDITIONAL INFORMATION

Name of Person Delivering Instructions and Signing Below: (Print or Type)

Social Security or Federal Tax I.D. No.: (Optional)

By: (If Appropriate)

Title: (If Appropriate)

Address: (Street)

City, State and Zip Code:

Country:

Telephone Number: (        )

Signature(s):

Date:

* * * *

You are irrevocably authorized to produce this Instruction Letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, including the Exchange Agent with respect to the payment of the Processing Fee.

Date Authorized	Signature of beneficial owner or duly authorized representative

IT IS RECOMMENDED THAT YOU DELIVER THESE INSTRUCTIONS TO TENDER TO THE PERSON WHO SOLICITED YOUR TENDER AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OR PROXY DELIVERY DATE, AS THE CASE MAY BE. PLEASE CONTACT THAT PERSON TO CONFIRM THE DEADLINE FOR DELIVERY SO THAT YOUR INSTRUCTIONS MAY BE PROCESSED IN A TIMELY MANNER. IF THE COMPLETED INSTRUCTIONS TO TENDER ARE NOT RECEIVED IN A TIMELY MANNER YOUR EXISTING COINTEL NOTES MAY NOT BE ACCEPTED FOR TENDER OR YOU MAY MOT RECEIVE THE PROXY PAYMENT.

HOW TO COMPLETE THE INSTRUCTIONS TO TENDER

To properly tender Existing Cointel Notes, please follow the procedures described below:

1.  Indicate in Section I.A the principal amount of Existing Cointel Notes you wish to tender for exchange;

2.  If you are tendering Existing Cointel Series B Notes for exchange, indicate in Section I.B the principal amount of Existing Cointel Series B Notes you wish to tender for New 2011 Notes and New Conversion Notes;

3.  If you are tendering Existing Cointel Series B Notes for exchange, indicate in Section I.C the bank account where you wish us to send you the peso cash payment you will receive if the exchange offer is consummated. You may leave this section blank if you want us to credit your account with peso cash payment instead;

4.  Read and understand Section II (Interest Payment Election For Persons Electing to Receive New Conversion Notes) and, if you are electing to receive interest payments in U.S. Dollars, check the box provided in Section II;

5.  Read and understand Section III (Appointment of Proxies);

6.  Make sure that you have received and reviewed the Offering Documents;

7.  Complete Section V if you are qualified to name a Processor to receive the Processing Fee and have elected to name such Processor as the recipient of such Processing Fee (understand that we are required to provide a copy of Section V to the Exchange Agent in order to receive the Processing Fee);

8.  Complete Section VI and sign and date the Instructions to Tender;

9.  If you believe you have received any incorrect or incomplete documents, including the Instruction Letter, contact your broker, dealer, nominee or other person who sent you these materials immediately; and

10.  Return all pages of the completed Instruction Letter to your broker, dealer, nominee or other person who sent you these materials.

This Instruction Letter must be received by your broker, dealer or other person who solicited your tender for exchange of Existing Cointel Notes and delivery of related proxies in order to participate in the Exchange Offers. Please confirm the cutoff time for receipt of your Instruction Letter by your broker, dealer, or other person who solicited your tenders for exchange so that they may process and tender for exchange your Existing Cointel Notes by the Expiration Date or the Proxy Delivery Date, as the case may be.

IF YOU HAVE ANY QUESTIONS REGARDING THE EXCHANGE OFFERS OR THIS INSTRUCTION LETTER, INCLUDING THE INSTRUCTIONS TO TENDER, PLEASE CALL THE DEALER MANAGER AND SOLICITATION AGENT AT ITS PHONE NUMBER LISTED ON THE BACK COVER PAGE OF THE OFFERING DOCUMENTS.